Exhibit 11.

Computation of net earnings per share, all data in thousands, except per share data. This data is Unaudited.


                                                    For three months ended       For six months ended
                                                             June 30,                    June 30,
                                                      1998            1997          1998          1997
                                                   ------------    -----------   -----------    ----------
Calculation of earnings per share - basic
Net income (loss)                                   $    (247)            402      (1,144)         1,006

                                                   ============    ===========   ===========    ==========

Shares:
Weighted average common shares outstanding               7,110          7,045         7,098         7,028
                                                   ============    ===========   ===========    ==========

Net income (loss) per common share - basic         $    (0.03)           0.06       (0.16)           0.14

                                                   ============    ===========   ===========    ==========


Calculation of earnings per share - diluted
Net income (loss)                                   $    (247)            402      (1,144)         1,006

                                                   ============    ===========   ===========    ==========


Shares:
Weighted average common shares outstanding               7,110          7,045         7,098         7,028
Additional shares assuming conversion of                                  445                         462
 stock options and warrants

                                                   ============    ===========   ===========    ==========
Average common shares outstanding and equivalents
                                                         7,110          7,490         7,098         7,490
                                                   ============    ===========   ===========    ==========

Net income (loss) per common share - diluted      $    (0.03)           0.05       (0.16)           0.13

                                                   ============    ===========   ===========    ==========

         See the accompanying notes to consolidated financial statements.